UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): June 22, 2007

MTI Technology Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23418 (Commission File Number)	95-3601802 (I.R.S. Employer Identification No.)
17595 Cartwright Road
Irvine, California 92614
(Address of Principal Executive Offices) (Zip Code)
(949) 251-1101
(Registrant’s Telephone Number,
Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 22, 2007, we entered into an Amendment No. 3 to Second Waiver and Consent (the “Waiver) with The Canopy Group, Inc., a Utah corporation (“Canopy”). Under the Waiver and in connection with our extension of the maturity date of our line of credit with Comerica Bank (“Comerica”) on May 31, 2007, Canopy agreed to guarantee our line of credit with Comerica through December 31, 2007. In exchange, we issued a warrant (the “Warrant”) to Canopy to purchase up to 125,000 shares of our common stock at a purchase price of $0.37 per share, which was the closing price of our common stock on the date the Warrant was issued. The Warrant is immediately exercisable and has a term of five years. Canopy beneficially owns approximately 21% of our common stock, assuming conversion of our outstanding convertible preferred stock and outstanding warrants, but excluding our outstanding stock options.
     The foregoing descriptions of the Waiver and the Warrant are qualified in their entirety by reference to the complete terms of those documents, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 3 to Second Waiver and Consent, dated as of June 22, 2007, by and between The Canopy Group, Inc. and MTI Technology Corporation.

10.2	Warrant to Purchase Common Stock of MTI Technology Corporation, dated June 22, 2007, issued to The Canopy Group, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MTI TECHNOLOGY CORPORATION
Date: June 28, 2007	By:	/s/ SCOTT J. POTERACKI
Scott J. Poteracki
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 3 to Second Waiver and Consent, dated as of June 22, 2007, by and between The Canopy Group, Inc. and MTI Technology Corporation.

10.2	Warrant to Purchase Common Stock of MTI Technology Corporation, dated June 22, 2007, issued to The Canopy Group, Inc.